UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 25, 2022
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 25, 2022, OpGen, Inc. (the “Company”) issued a press release announcing the proposed restructuring of its indebtedness with the European Investment Bank (“EIB”). After exploring available debt restructuring alternatives, subject to finalizing definitive agreements with the EIB, the Company will repay EUR 5.0 million in April 2022 and amortize the remainder of the debt tranche of approximately EUR 8.35 million over the twelve-month period beginning in May 2022. In connection with the foregoing, the Company and EIB also contemplate increasing the percent participation interest from 0.3% to 0.75% beginning in June 2024. The terms of the second and third tranches of the Company’s indebtedness of EUR 3.0 million and EUR 5.0 million plus accumulated deferred interest remain unchanged as of the date hereof.

No definitive agreement relating to the foregoing restructuring has been signed by the parties. As such, the outcome and timing for such restructuring is uncertain, and there can be no guarantee that the parties will ultimately enter into an agreement with respect to the restructuring or, if they do, as to the terms thereof. The Company does not undertake any obligation, other than as required by law, to announce or comment on developments with respect to any restructuring and related events until the board of directors has approved a specific transaction or has other reason to comment.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes statements regarding the proposed restructuring of certain indebtedness with the EIB. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause the outcome or terms of the proposed restructuring or otherwise our results to differ materially from those described include, but are not limited to, the success of our commercialization efforts, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the fact that we may not effectively use proceeds from recent financings, the continued realization of expected benefits of our business combination transaction with Curetis GmbH, the continued impact of COVID-19 on the Company’s operations, financial results, and commercialization efforts as well as on capital markets and general economic conditions, the effect of the military action in Russia and Ukraine on our distributors, collaborators, and service providers, our liquidity and working capital requirements, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 —  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated April 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 25, 2022	OpGen, Inc.

	By:	/s/ Oliver Schacht
		Name:	Oliver Schacht
		Title:	Chief Executive Officer